UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 28, 2013

SYNIVERSE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32432	30-0041666
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
8125 Highwoods Palm Way
Tampa, Florida 33647
Telephone: (813) 637-5000
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On July 1, 2013, Syniverse Holdings, Inc. (“Syniverse, “the Company,” “us,” or “we”) filed a Current Report on Form 8-K (“the Original Filing”) to announce that it had completed the acquisition of all of the shares and preferred equity certificates (whether convertible or not) in WP Roaming III S.á r.l., a Luxembourg limited liability company (“MACH”), exclusive of Evenex ApS and its wholly-owned subsidiary Evenex AS, on June 28, 2013. This Current Report on Form 8-K/A (this “Report”) amends and supplements the disclosures contained in Item 9.01 of the Original Filing to include the financial statements and information required by Items 9.01(a) and 9.01(b) of Form 8-K. Except as otherwise provided herein, all other disclosures contained in the Original Filing remain unchanged.

Forward-Looking Statements

This Report, including all of the exhibits to this Report, contains, or may be deemed to contain, certain “forward-looking statements” (as defined in the U.S. Private Securities Litigation Reform Act of 1995 (the “Act”)) about the Company and its subsidiaries, which statements are intended to be covered by the safe harbor provided by the Act. These forward-looking statements include, without limitation, statements regarding the Company's current expectations concerning its financial condition, operating results, cash flows, liquidity and capital resources, including the effects of the MACH acquisition and the final determination of the assets and liabilities acquired and their respective values. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. As such, the Company's actual results may vary materially from those expressed in, or implied or projected by, the forward-looking statements included in this Report. The Company can offer no assurance that the assumptions made in preparing any of the forward-looking statements will prove accurate or that any long-term goals or expectations will be realized. All forward-looking statements included in this Report speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise. A discussion of risks, uncertainties and other factors that could cause actual results to differ materially from management's expectations is set forth under (a) both Item 1A. Risk Factors in Part I and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 28, 2013, the Company acquired all of the shares and preferred equity certificates (whether convertible or not) in MACH, exclusive of Evenex ApS and its wholly-owned subsidiary Evenex AS. In accordance with the terms of the purchase agreement, the cash consideration was approximately $712.0 million (including the portion of the purchase price applied to the repayment of MACH's outstanding indebtedness and the deposit of €30.0 million paid to WP Roaming S.á r.l. (“Seller”) on July 2, 2012) based on the Euro-to-U.S. dollar retail exchange rate of €1.00 to $1.3058 as of June 28, 2013.

The foregoing summary is not complete and is qualified in its entirety by reference to the Original Filing.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

MACH's audited consolidated financial statements, including the report of independent auditors, as of and for the years ended December 31, 2012, 2011 and 2010 are attached hereto as Exhibit 99.1 and are incorporated by reference into this Item 9.01(a).

MACH's unaudited condensed consolidated financial statements, including the review report of independent auditors, as of and for the quarters ended March 31, 2013 and 2012 are attached hereto as Exhibit 99.2 and are incorporated by reference into this Item 9.01(a).

(b)	Pro Forma Financial Information.

Unaudited pro forma condensed consolidated financial statements and explanatory notes for the Company, after giving effect to the acquisition of MACH and adjustments described in such pro forma financial information, are attached as Exhibit 99.3 and are incorporated by reference into this Item 9.01(b).

(d)    Exhibits.

Exhibit No.	Description
99.1	MACH's audited consolidated financial statements, including the report of independent auditors, as of and for the years ended December 31, 2012, 2011 and 2010.
99.2	MACH's unaudited condensed consolidated financial statements, including the review report of independent auditors, as of and for the quarters ended March 31, 2013 and 2012.
99.3
Unaudited pro forma condensed combined financial statements and explanatory notes for the Company, after giving effect to the acquisition of MACH and adjustments described in such pro forma financial information.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on behalf of the undersigned hereunto duly authorized.

Date:  September 11, 2013

SYNIVERSE HOLDINGS, INC.
(Registrant)

By:	/s/ David W. Hitchcock
Name:	David W. Hitchcock
Title:	Chief Financial and Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	MACH's audited consolidated financial statements, including the report of independent auditors, as of and for the years ended December 31, 2012, 2011 and 2010.
99.2	MACH's unaudited condensed consolidated financial statements, including the review report of independent auditors, as of and for the quarters ended March 31, 2013 and 2012.
99.3
Unaudited pro forma condensed combined financial statements and explanatory notes for the Company, after giving effect to the acquisition of MACH and adjustments described in such pro forma financial information.